Exhibit 99.1

          Orion HealthCorp Announces Third Quarter Results;
                Updates Progress on Growth Initiatives

    ATLANTA--(BUSINESS WIRE)--Nov. 14, 2005--Orion HealthCorp, Inc.
(AMEX:ONH):

    Highlights:

    --  Completion of sale of Ohio facilities

    --  Consolidation of corporate offices completed

    --  Continuing to evaluate accretive acquisitions

    Orion HealthCorp, Inc. today announced its financial results for the third quarter and nine months ended September 30, 2005.
    Terrence L. Bauer, chief executive officer of Orion HealthCorp, said, "We continue to execute our strategic plan to reposition the Company in the physician business services sector as we believe this sector offers the best opportunity for growth. We are pleased to have completed the sale of our ownership interests in the two medical facilities in Ohio. In addition, as a part of our initiative to consolidate the Company's corporate offices in Atlanta, we accepted the resignation of Keith G. LeBlanc as president and a director of the Company. We understand Keith's desire to pursue other professional opportunities at this time, and, on behalf of the Board of Directors, we wish him well in his new endeavors. We believe the Company is on track to take advantage of its existing assets and expertise in the physician business services industry."
    The Company noted that the prior-year quarterly and year-to-date results included the performance of only one operating entity, Integrated Physician Solutions, Inc. ("IPS"), due to the reorganization and merger transactions completed in December 2004. IPS was deemed to be the acquirer in the transactions for accounting purposes. The results for the three and nine months ended September 30, 2005, include the consolidated results of Orion HealthCorp, the successor company, with its three business units, IPS, the surgery center business operated under the name "SurgiCare," and physician billing and collection services and practice management solutions business operated by the Medical Billing Services, Inc. subsidiary.
    For the quarter ended September 30, 2005, net operating revenues were $7.4 million. Gross margin for the third quarter of 2005 was $4.3 million. Loss from continuing operations was $5.2 million, or $0.51 per share, and included the following items: (i) a $3,461,351 charge for impairment of intangible assets; (ii) an accrual of $484,520 for separation benefits for Keith LeBlanc; (iii) $69,750 for retention costs and accrued vacation related to the corporate staff reductions in the Company's Houston, Texas office; and (iv) a $90,000 charge for legal fees related to a litigation settlement. The net loss, including discontinued operations, was $6.1 million for the third quarter.
    For the nine months ended September 30, 2005, net operating revenues were $22.9 million. Gross margin for the first nine months of 2005 was $13.1 million. Loss from continuing operations was $14.3 million, or $1.44 per share, and included the following items: (i) a $9,824,200 charge for impairment of intangible assets; (ii) an accrual of $484,520 for separation benefits for Keith LeBlanc; (iii) $143,250 for severance and retention costs and accrued vacation related to the corporate staff reductions in the Company's Houston, Texas office; and
(iv) a $90,000 charge for legal fees related to a litigation settlement. The net loss, including discontinued operations, was $16.1 million for the nine month period ended September 30, 2005.
    In closing, Mr. Bauer added, "We are optimistic, and we believe that we have arrived at an opportune time in the physician business services marketplace. We believe that we will be able to identify accretive acquisitions, and we are cautiously evaluating a number of complementary transactions."
    The live broadcast of Orion HealthCorp's third quarter conference call will begin at 9:00 a.m. Eastern Time on November 15, 2005. An online replay of the call will be available for 30 days following the conclusion of the live broadcast. A link for these events can be found on the Company's website at www.orionhealthcorp.com or at www.earnings.com.
    Orion HealthCorp, Inc. provides complementary business services to physicians through three business units: SurgiCare, serving the freestanding ambulatory surgery center market; Integrated Physician Solutions, Inc., providing business and management services to physician practices; and Medical Billing Services, Inc., providing physician billing and collection services and practice management solutions to hospital-based physicians. The core competency of the Company is its long-term experience and success in working with and creating value for physicians. For more information on Orion HealthCorp, Inc., visit the Company's website at www.orionhealthcorp.com.
    Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements, including all statements regarding improving financial metrics, the pending sale of two facilities in Dover, Ohio, and the consolidation of corporate offices.
    The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results. Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.


                        ORION HEALTHCORP, INC.
       Unaudited Consolidated Condensed Statements of Operations
               (in thousands, except per share amounts)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------  ------------------
                                 2005      2004      2005      2004
                               --------  --------  --------  --------
Net operating revenues           $7,357    $4,510   $22,857   $12,585
Direct cost of revenues           3,096     2,890     9,749     7,887
                               --------  --------  --------  --------

Gross margin                      4,261     1,620    13,108     4,698

Operating expenses                9,372     1,908    27,037     5,789

Total other income
 (expenses), net                    (95)     (284)     (246)     (765)

Minority interest earnings
 in partnership                     (32)     --         (95)     --
                               --------  --------  --------  --------

Loss from continuing operations  (5,238)     (572)  (14,270)   (1,856)

Loss from operations of
 discontinued components           (844)     (324)   (1,841)     (747)
                               --------  --------  --------  --------

Net loss                         (6,082)     (896)  (16,111)   (2,603)

Preferred stock dividends          --        (165)     --        (496)
                               --------  --------  --------  --------

Net loss attributable
 to common stockholders         $(6,082)  $(1,061) $(16,111)  $(3,099)
                               ========  ========  ========  ========

Weighted average common
 shares outstanding:
  Basic                          10,301     8,602     9,889     8,602
  Diluted                        10,301     8,602     9,889     8,602

Loss per share:
 Basic:
  Net loss per share from
   continuing operations         $(0.51)   $(0.07)   $(1.44)   $(0.21)
  Net loss per share from
   discontinued operations        (0.08)    (0.04)    (0.19)    (0.09)
                               --------  --------  --------  --------
    Net loss per share           $(0.59)   $(0.11)   $(1.63)   $(0.30)
                               ========  ========  ========  ========

 Diluted:
  Net loss per share from
   continuing operations         $(0.51)   $(0.07)   $(1.44)   $(0.21)
  Net loss per share from
   discontinued operations        (0.08)    (0.04)    (0.19)    (0.09)
                               --------  --------  --------  ---------
    Net loss per share           $(0.59)   $(0.11)   $(1.63)   $(0.30)
                               ========  ========  ========  =========


                        ORION HEALTHCORP, INC.
                 Consolidated Condensed Balance Sheets
                 (in thousands, except share amounts)

                                                   Sept. 30,  Dec. 31,
                                                     2005      2004
                                                   --------  --------
                                                 (Unaudited)
Current assets:
 Cash and cash equivalents                             $771      $702
 Accounts receivable, net                             2,951     4,469
 Inventory                                              459       519
 Prepaid expenses and other current assets            1,072       520
 Assets held for sale                                 2,040      --
                                                   --------  --------
   Total current assets                               7,293     6,210

Property and equipment, net                           1,172     3,371

Other long-term assets:
 Intangible assets, including goodwill, net          21,274    32,251
 Other assets, net                                      449       534
                                                   --------  --------
   Total other long-term assets                      21,723    32,785
                                                   --------  --------
     Total assets                                   $30,188   $42,366
                                                   ========  ========

Current liabilities:
 Accounts payable and accrued expenses               $6,764    $7,206
 Other current liabilities                            1,238      --
 Current portion of capital lease obligation             93       258
 Current portion of long-term debt                    4,889     2,762
 Liabilities held for sale                            1,446      --
                                                   --------  --------
   Total current liabilities                         14,430    10,226
                                                   --------  --------

Long-term liabilities:
 Capital lease obligation, net of current portion       167       540
 Long-term debt, net of current portion               3,877     4,239
 Deferred tax liability                                 621       621
 Minority interest in partnership                       306       170
                                                   --------  --------
   Total long-term liabilities                        4,971     5,570
                                                   --------  --------

Stockholders' equity:
 Preferred stock, par value $0.001; 20,000,000
  shares authorized; no shares issued
  and outstanding                                      --        --
 Common stock, Class A, par value $0.001;
  70,000,000 shares authorized, 11,429,454 and
  8,602,149 shares issued and outstanding at
  September 30, 2005 and December 31, 2004,
  respectively                                           11         9
 Common stock, Class B, par value $0.001;
  25,000,000 shares authorized, 10,642,306 and
  11,482,261 shares issued and outstanding at
  September 30, 2005 and December 31, 2004,
  respectively                                           11        11
 Common stock, Class C, par value $0.001;
  2,000,000 shares authorized, 1,462,121 and
  1,575,760 shares issued and outstanding at
  September 30, 2005 and December 31, 2004,
  respectively                                            1         2
 Additional paid-in capital                          56,929    56,602
 Accumulated deficit                                (46,127)  (30,016)
 Treasury stock - at cost; 9,140 shares at
  September 30, 2005 and December 31, 2004              (38)      (38)
                                                   --------  --------
   Total stockholders' equity                        10,787    26,570
                                                   --------  --------
     Total liabilities and stockholders' equity     $30,188   $42,366
                                                   ========  ========

    CONTACT: Orion HealthCorp, Inc., Atlanta
             Terrence L. Bauer, 678-832-1800
             or
             Stephen H. Murdock, 678-832-1800